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                                                                November 7, 2001



The St. Paul Companies, Inc.,
      385 Washington Street,
           St. Paul, Minnesota  55102.

St. Paul Capital Trust I,
      c/o The St. Paul Companies, Inc.,
           385 Washington Street,
                St. Paul, Minnesota  55102.


Dear Sirs:

                  We have acted as your special tax counsel in connection with the registration under the Securities Act of 1933 (the "Act") of (i) $575,000,000 aggregate liquidation amount of Preferred Securities (the "Preferred Securities") representing an undivided beneficial interest in the assets of St. Paul Capital Trust I, a Delaware business trust (the "Issuer"),
(ii) Junior Subordinated Debentures of the St. Paul Companies, Inc., a Minnesota Corporation (the "Company") and (iii) the guarantee by the Company, on a subordinated basis, of the payments of distributions and the redemption or liquidation price on the Preferred Securities (collectively, the "Securities"). We hereby confirm to you our opinion set forth under the heading "Certain Federal Income Tax Consequences" in the prospectus for the Securities (the "Prospectus"), included in the related Registration Statement on Form S-3 filed by the Company and the Issuer with the Securities and Exchange Commission (the "Commission") on October 29, 2001, as amended by Pre-Effective Amendment No. 1 thereto, filed with the Commission on November 7, 2001 (the "Registration Statement").

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The St. Paul Companies, Inc.                                                 -2-
St. Paul Capital Trust I


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Certain Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                 Very truly yours,

                                                 /s/ Sullivan & Cromwell